UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2023

KINGSWAY FINANCIAL SERVICES INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15204 (Commission File Number)	85-1792291 (IRS Employer Identification No.)

10 S. Riverside Plaza, Suite 1520, Chicago, IL 60606
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 766-2138

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KFS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 16, 2023, Kingsway Financial Services, Inc. (the “Company”) held its 2023 annual meeting of stockholders. At the annual meeting, the Company’s stockholders considered three matters, each of which is described more fully in the proxy statement for the annual meeting, which was filed with the Securities and Exchange Commission on April 6, 2023. A total of 21,407,816 shares of the Company’s common stock were represented in person or by proxy at the annual meeting, which represented approximately 84.4% of the Company’s total outstanding shares of common stock entitled to vote at the annual meeting.

The vote results on the matters presented at the annual meeting are set forth below:

Proposal 1 — Election of Directors. All of the nominees for election to the Company’s Board of Directors were elected upon the following votes:

Directors	For	Withheld	Broker Non-Votes
John T. Fitzgerald	16,229,370	36,388	5,142,058
Charles Frischer	16,238,398	27,360	5,142,058
Gregory P. Hannon	15,591,426	674,332	5,142,058
Terence M. Kavanagh	16,236,353	29,405	5,142,058
Doug Levine	16,238,550	27,208	5,142,058
Corissa B. Porcelli	15,603,210	662,548	5,142,058
Joseph D. Stilwell	16,194,582	71,176	5,142,058

Proposal 2 — Ratification of the appointment Plante & Moran, PLLC to serve as the Company’s independent registered public accounting firm for 2023 was approved upon the following vote:

For	Against	Abstain	Broker Non-Votes
21,303,039	11,889	92,888	0

Proposal 3 — Nonbinding advisory vote to approve named executive officer compensation was approved upon the following vote:

For	Against	Abstain	Broker Non-Votes
16,191,606	53,735	20,417	5,142,058

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSWAYFINANCIAL SERVICES INC.

Date: May 18, 2023	By:	/s/ Kent A. Hansen
Kent A. Hansen
Chief Financial Officer[